Exhibit 99.1

DATE: November 1, 2012

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Third Quarter 2012 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income from continuing operations for the three months ended September 30, 2012 of $2.8 million, or $0.36 per diluted share, compared to net income of $656,000, or $0.08 per diluted share, for the same period in 2011. EIHI’s net income for the three months ended September 30, 2012 includes net realized investment gains of $0.08 per diluted share compared to net realized investment losses of $0.11 per diluted share for the same period in 2011.

“I am pleased to report another quarter of solid results in our workers’ compensation insurance business during 2012, including operating earnings of $0.28 per diluted share for the three months ended September 30, 2012,” said Michael L. Boguski, President and Chief Executive Officer. “Our 2012 third quarter consolidated and workers’ compensation insurance segment combined ratios were 97.2 percent and 93.8 percent, respectively. The favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, renewal rate increases and a reduction in our consolidated expense ratio. Workers’ compensation insurance direct written premium increased by 15.8 percent to $48.4 million for the three months ended September 30, 2012 compared to $41.8 million for the same period in 2011, driven by growth in each of our Mid-Atlantic, Southeast and Midwest regional offices. During the third quarter of 2012, the Company recorded additional audit premium of $1.9 million compared to $1.1 million for the same period in 2011. We secured renewal rate increases of 3.5 percent in 2012 compared to 0.9 percent in 2011. Our consolidated expense ratio was 28.8 percent for the third quarter of 2012, which included a 1.4 point increase attributable to the change in accounting for deferred acquisition costs, compared to 29.9 percent for the same period in 2011. The reduction in the consolidated expense ratio is primarily attributable to growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses, partially offset by the 1.4 point increase attributable to the change in accounting for deferred acquisition costs.”

Boguski continued, “Our diluted book value per share was $16.57 as of September 30, 2012 compared to $16.15 per share as of June 30, 2012, an increase of 2.6 percent. The increase in diluted book value per share during the quarter was primarily due to favorable workers’ compensation insurance operating results and an increase in after-tax accumulated other comprehensive income related to our investment portfolio.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

Boguski added, “I continue to be pleased with our progress on our 2012 strategic plan. We recently announced the hiring of a Regional Business Executive for our Gulf South Regional Office in Madison, Mississippi to support the Company’s geographic diversification initiatives. “ParallelPay,” the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. ParallelPay’s direct written premium was $8.4 million for the third quarter of 2012 compared to $6.4 million for the same period in 2011.”

Net income (loss) from continuing operations and diluted earnings per share for the three months ended September 30, 2012 and 2011 consisted of the following (in thousands, except per share data):

	2012		2011
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$3,087	$0.40	$1,515	$0.19
Corporate and other	(301)	(0.04)	(859)	(0.11)

Net income	$2,786	$0.36	$656	$0.08

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended September 30, 2012 and 2011 were 7,626,866 and 7,810,082, respectively.

Consolidated highlights for the third quarter include:

•

Revenue for the third quarter of 2012 increased to $43.7 million compared to $33.4 million for the same period in 2011. Net premiums earned were $41.4 million for the third quarter of 2012 compared to $33.9 million for the same period in 2011.

•	Net investment income was $892,000 ($615,000 after-tax) for the three months ended September 30, 2012, compared to $1.0 million ($695,000 after-tax) for the same period in 2011.

•

The change in equity interest in limited partnerships was income of $290,000 ($200,000 after-tax) for the three months ended September 30, 2012, compared to a loss of $354,000 ($260,000 after-tax) for the same period in 2011, an increase of $644,000.

•

Net realized investment gains, excluding the segregated portfolio cell reinsurance segment, were $983,000 ($625,000 after-tax) for the three months ended September 30, 2012 compared to net realized investment losses, excluding the segregated portfolio cell reinsurance segment, of $1.3 million ($835,000 after-tax) for the same period in 2011, which included convertible bond investment portfolio after-tax net realized investment gains of $383,000 for the three months ended September 30, 2012 and convertible bond after-tax net realized investment losses of $976,000 for the three months ended September 30, 2011. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $3.1 million for the third quarter of 2012, compared to $1.5 million for the third quarter of 2011. Highlights for the third quarter include:

•

Direct written premiums increased to $48.4 million for the three months ended September 30, 2012, compared to $41.8 million for the same period in 2011, an increase of 15.8 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $8.8 million and $8.1 million for the three months ended September 30, 2012 and 2011, respectively.

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $1.9 million for the three months ended September 30, 2012 compared to $1.1 million for the same period in 2011.

•	The combined ratio was 93.8 percent for the third quarter of 2012, compared to 87.5 percent for the same period last year.

•

The calendar period loss and LAE ratio was 67.4 percent and 64.0 percent for the three months ended September 30, 2012 and 2011, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $1.9 million for the three months ended September 30, 2012, which decreased the 2012 loss and LAE ratio by 4.1 points compared to additional audit premium to the Company of $1.1 million for the same period in 2011, which decreased the 2011 loss and LAE ratio by 2.8 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended September 30, 2012 and 2011.

•

The expense ratio was 25.0 percent for the three months ended September 30, 2012, which included a 1.7 point increase attributable to the change in accounting for deferred acquisition costs, compared to 22.8 percent for the same period in 2011.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fourteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the third quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $8.8 million for the three months ended September 30, 2012, compared to $8.1 million for the same period in 2011, an increase of 8.6 percent.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.8 million and $1.4 million for the three months ended September 30, 2012 and 2011, respectively.

•

The segregated portfolio cell dividend income for programs in which EIHI has an ownership interest was $256,000 for the three months ended September 30, 2012, compared to segregated portfolio cell dividend income of $110,000 for the same period in 2011.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $274,000 for the three months ended September 30, 2012, compared to a net loss of $859,000 for the three months ended September 30, 2011. The decrease in the net loss is due primarily to a change in the Company’s internal organizational structure and a decrease in stock compensation expense. Effective January 1, 2012, expenses related to the Company’s executive officers are included in the workers’ compensation insurance segment. Executive expenses included in the corporate/other segment for the three months ended September 30, 2011 totaled approximately $485,000. Stock compensation expense totaled $519,000 for the three months ended September 30, 2012, compared to $641,000 for the same period in 2011.

Financial Condition

Total assets were $378.9 million as of September 30, 2012. Shareholders’ equity was $134.3 million as of September 30, 2012. There were no repurchases of our common stock during the three months ended September 30, 2012. As of September 30, 2012, EIHI’s book value per share and diluted book value per share were $16.98 and $16.57, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 7,910,609 and 9,006,797, respectively, as of September 30, 2012. The basic book value per share calculation includes the impact of restricted stock awards of 396,375 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 1,096,188 common shares, which have a weighted average exercise price of $13.61.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, November 2, 2012 to review the Company’s 2012 third quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-524-3159 (Canada)

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

A replay of the conference call will be available through November 19, 2012, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 10019636. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of September 30, 2012 and December 31, 2011 and unaudited statements of income for the three and nine months ended September 30, 2012 and 2011.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30 2012	December 31 2011
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $138,451; $128,619)	$144,217	$133,422
Convertible bonds, at estimated fair value (amortized cost, $17,346; $16,856)	18,866	17,574
Equity securities, at estimated fair value (cost, $18,549; $16,566)	21,319	17,629
Other long-term investments, at estimated fair value (cost, $7,000; $8,100)	9,704	10,209

Total investments	194,106	178,834

Cash and cash equivalents	49,368	52,448
Accrued investment income	1,059	972
Premiums receivable (net of allowance, $356; $225)	72,252	56,443
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	18,470	15,720
Deferred acquisition costs	10,003	9,206
Deferred income taxes, net	2,564	1,768
Federal income taxes recoverable	896	731
Intangible assets	4,532	5,137
Goodwill	10,752	10,752
Other assets	14,941	13,668

Total assets	$378,943	$345,679

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$115,685	$106,077
Unearned premium reserves	80,211	63,432
Advance premium	164	747
Accounts payable and accrued expenses	19,150	18,892
Ceded reinsurance balances payable	9,629	10,265
Segregated portfolio cell dividend payable	17,263	15,774
Policyholder dividends payable	2,496	2,233

Total liabilities	$244,598	$217,420

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,927,714 and 11,786,014; respectively; outstanding – 7,910,609 and 7,935,446, respectively	—	—
Unearned ESOP compensation	(2,803)	(3,364)
Additional paid in capital	117,111	116,272
Treasury stock, at cost (4,017,105 and 3,850,568 shares, respectively)	(56,532)	(54,109)
Retained earnings	72,346	66,910
Accumulated other comprehensive income, net	4,223	2,550

Total shareholders’ equity	134,345	128,259

Total liabilities and shareholders’ equity	$378,943	$345,679

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue:
Net premiums earned	$41,397	$33,917	$116,618	$96,002
Net investment income	892	1,013	2,906	2,947
Change in equity interest in limited partnerships	290	(354)	738	291
Net realized investment gains (losses)	1,023	(1,306)	1,511	500
Other revenue	84	86	239	348

Total revenue	$43,686	$33,356	$122,012	$100,088

Expenses:
Losses and loss adjustment expenses incurred	27,849	21,051	76,335	61,216
Acquisition and other underwriting expenses	5,486	3,630	15,391	10,356
Other expenses	6,224	6,265	18,119	18,197
Amortization of intangible assets	202	254	605	762
Policyholder dividends	493	204	715	823
Segregated portfolio dividend expense	29	1,007	1,414	2,196

Total expenses	40,283	32,411	112,579	93,550

Income from continuing operations before income taxes	3,403	945	9,433	6,538
Income tax expense from continuing operations	617	289	2,377	2,011

Net income from continuing operations	$2,786	$656	$7,056	$4,527

Discontinued operations:
Income tax benefit	—	(368)	—	(368)

Net income from discontinued operations	—	368	—	368

Net income	$2,786	$1,024	$7,056	$4,895

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	7,480,526	7,694,403	7,539,870	7,967,230
Basic EPS	$0.37	$0.08	$0.92	$0.56

Diluted shares outstanding	7,626,866	7,810,082	7,679,503	8,080,354
Diluted EPS	$0.36	$0.08	$0.90	$0.56

Earnings per share (EPS):
Basic shares outstanding	7,480,526	7,694,403	7,539,870	7,967,230
Basic EPS	$0.37	$0.13	$0.92	$0.61

Diluted shares outstanding	7,626,866	7,810,082	7,679,503	8,080,354
Diluted EPS	$0.36	$0.13	$0.90	$0.60

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 1, 2012

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com